FOR IMMEDIATE RELEASE




Contact:                                               Richard Moyer
Thomas Axmacher                                        Investor Relations
Chief Financial Officer                                Cameron Associates
Curative Health Services                               212-554-5466 x206
631-232-7015                                           richard@cameronassoc.com


                            CURATIVE HEALTH SERVICES
                       REPORTS SECOND QUARTER 2002 RESULTS
              Total revenues $31.9 million, net income $.23 per share; Joseph Feshbach appointed Chief Executive Officer

Hauppauge, New York - July 25, 2002 - Curative Health Services, Inc., (Nasdaq:
CURE), today announced second quarter financial results for the period ended June 30, 2002. Total revenues for the second quarter were $31.9 million, compared to $24.0 million reported in the second quarter of 2001, an increase of 33%. Total revenues for the first six months ended June 30, 2002 were $54.7 million. The Company recorded net income of $2.8 million, or $0.23 per diluted share, compared to net income of $10,000, or a breakeven per share, for the second quarter of 2001.

Curative Health Services also announced today that Joseph Feshbach has been appointed Chief Executive Officer of the Company. Mr. Feshbach had been acting as Interim CEO since the recent departure of Gary Blackford. The Company said the Board of Directors, excluding Mr. Feshbach, requested and unanimously approved the appointment of Mr. Feshbach as Chief Executive Officer in recognition of his continuing leadership and outstanding contributions to the Company.

"We are pleased with the strong financial results for the second quarter of 2002," said Mr. Feshbach. "Solid sequential growth in hemophilia sales coupled with tight expense controls across our business drove the out-performance. Moreover, operating cash flow was $3.9 million for the quarter, and we retain adequate liquidity to pursue our acquisition strategy."

Highlights for the second quarter of 2002 included the acquisition of Infinity Infusion, the securing of a 4-year, $10 million term loan facility, and the signing of four new multi-year contracts to manage acute care hospital Wound Care Center(R) programs.

Fiscal 2002 and 2003 Guidance
For the full year 2002, the Company expects total revenue of approximately $135 million and has revised earnings per diluted share to between $0.97 and $0.99, versus $0.90 to $0.92 per diluted share previously anticipated. For the third quarter of 2002, the Company expects total revenue of approximately $37 million and earnings of $0.27 per diluted share. These projections exclude any possible one-time charges related to the departure of the former CEO in the first quarter of 2002.

For 2003, the Company anticipates revenues of approximately $180-$190 million and earnings per diluted share of approximately $1.30-$1.38.

Curative Health Services, Inc. will hold a conference call to discuss the Company's second quarter 2002 results today at 11:00 am Eastern Standard Time.

To participate in the conference call, dial 1-800-432-7890 approximately 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, July 25, 2002 at 1:00 p.m. EDT until 12:00 a.m. EDT on August 1st, by dialing 1-800-428-6051 and using confirmation code # 252299. The live broadcast of Curative Health Services' quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com and on www.companyboardroom.com. An online replay will be available shortly after the call at those sites.


About Curative Health Services

Curative Health Services delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states such as Hemophilia.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of more than 100 hospital-based Wound Care Center programs has offered comprehensive treatment to over 300,000 patients, achieving more than a 95 percent patient satisfaction rate.

         For more information, visit www.curative.com
                                     ----------------

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, Form 10Q for the quarter ended March 31, 2002, Amendment No. 3 to its Form S-3 filed May 23, 2002 and Form S-3 filed on May 28, 2002 for further discussion of these and other factors that could affect future results.

                                 (tables follow)

CURATIVE HEALTH SERVICES, INC.
Selected Financial Information

Condensed Consolidated Statements of Operations
-----------------------------------------------

(In thousands, except per share data)
                                                    (Unaudited)                          (Unaudited)
                                             Three Months Ended June 30           Six Months Ended June 30
                                              --------------------------           ------------------------

                                                  2002          2001                    2002          2001
                                                  ----          ----                    ----          ----

Revenues                                         $31,920      $23,971                   $54,684      $37,488
Cost and expenses:
      Cost of product sales and services          20,444       17,173                   34,701       25,270
      Selling, general & administrative            6,610        6,633                   11,533       11,762
                                                 -------      -------                  -------      -------
                  Total cost and expenses         27,054       23,806                   46,234       37,032
                                                 -------      -------                  -------      -------
Income from operations                             4,866          165                    8,450          456
Interest income                                       17          154                       53          711
Interest expense                                     145           --                      282           --
                                                 -------      -------                  -------      -------
Income before income taxes                         4,738          319                    8,221        1,167
Income taxes                                       1,907          309                    3,340          665
                                                 -------      -------                  -------      -------
Net income                                       $ 2,831      $    10                  $ 4,881      $   502
                                                 =======      =======                  =======      =======
Net income per common share, basic               $   .25      $    --                  $   .46      $   .07
                                                 =======      =======                  =======      =======
Net income per common share, diluted             $   .23      $    --                  $   .42      $   .07
                                                 =======      =======                  =======      =======
Denominator for basic earnings per share,
weighted average common shares                    11,536        7,116                   10,582        7,119
                                                 =======      =======                  =======      =======

Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                       12,349        7,545                   11,608        7,451
                                                 =======      =======                  =======      =======


                         CURATIVE HEALTH SERVICES, INC.
                         Selected Financial Information


Condensed Consolidated Balance Sheets
-------------------------------------
(Dollars in thousands)
                                                            (Unaudited)
                                                          June 30, 2002     December 31, 2001
                                                           -------------     -----------------
Assets
Current assets:
      Cash and cash equivalents                              $  2,120          $ 12,264
      Accounts receivable (net)                                25,827            13,139
      Deferred tax assets                                       6,711             6,265
      Inventory                                                11,581             4,547
      Prepaids and other assets                                 2,730               745
                                                             --------          --------
         Total current assets                                  48,969            36,960

      Property and equipment (net)                              3,483             3,795
      Goodwill and intangibles                                106,114            34,787
      Other long-term assets                                    6,146             1,385
                                                             --------          --------

         Total assets                                        $164,712          $ 76,927
                                                             ========          ========


Liabilities and Stockholders' Equity
Current liabilities
      Accounts payable                                       $ 16,500          $  9,249
      Accrued expenses                                         16,957            25,186
      Other current liability                                   1,617                 0
                                                             --------          --------
         Total current liabilities                             35,074            34,435

      Long-term liabilities                                    26,055             6,000

      Stockholders' equity                                    103,583            36,492
                                                             --------          --------

         Total liabilities and stockholders' equity          $164,712          $ 76,927
                                                             ========          ========

  :Editors Note: This release is also available on the Internet over the World
                      Wide Web at: http://www.curative.com
                                      ###